As filed with the Securities and Exchange Commission on June 24, 1999
                            Registration No. 333-81465


                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1 TO
                                     FORM S-8

                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                                  RES-CARE, INC.
              (Exact name of registrant as specified in its charter)

                Kentucky                               61-0875371
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

        10140 Linn Station Road
       Louisville, Kentucky 40223
(Address of principal executive offices)

        AGREEMENT AND PLAN OF MERGER, DATED APRIL 2, 1999, BY AND AMONG
            RES-CARE, INC., RES-CARE SUB, INC. AND PEOPLESERVE, INC.
                              (Full title of plan)

     (Name, address and telephone
      number of agent for service)                          (Copy to:)
            Ronald G. Geary                            Henry D. Kahn, Esquire
Chairman, President and Chief Executive Officer       Piper & Marbury L.L.P.
              Res-Care, Inc.                          36 South Charles Street
        10140 Linn Station Road                   Baltimore, Maryland 21201-3018
        Louisville, Kentucky 40223                        (410) 576-1686
                  (502) 394-2100



                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                              Proposed           Proposed
                                            Amount            Maximum             Maximum           Amount of
                                            to be             Offering           Aggregate         Registration
Title of Securities to be Registered      Registered     Price Per Share(1)  Offering Price(1)        Fee(1)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Common Shares, no par value                408,980            $22.4375          $9,176,489            $2,552
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of high and low prices on June 17, 1999, as reported by the Nasdaq National Market System, was used.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 23, 1999, as amended by Form 10-K/A filed on April 30, 1999;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed on May 14, 1999;

         (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

         (d) Description of Common Shares of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Section 271B.8-510 of the Kentucky Business Corporation Act (the "Act") permits the indemnification by a corporation of any director who is made party to a threatened, pending or completed action, suit or proceeding because he is or was a director of such corporation. To be eligible for indemnification, such person must have conducted himself in good faith and reasonably believed that his conduct, if undertaken in his official capacity with the corporation, was in the corporation's best interests, and, if not in his official capacity, was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director must also not have reasonable cause to believe his conduct was unlawful. A director may not be indemnified under the above-referenced section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit by him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under Section 271B.8-510 of the Act in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding. Section 271B.8-560 of the Act provides that a Kentucky corporation may indemnify its officers, employees and agents to the same extent as directors. Mandatory indemnification against reasonable expenses incurred in connection with a proceeding is provided for by the Act, unless otherwise limited by the corporation's articles of incorporation, where a director or officer has been wholly successful on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. A court of competent jurisdiction may also order indemnification if the director is fairly and reasonably entitled thereto in view of all relevant circumstances, whether or not he met the applicable standard of conduct or was adjudged liable to the corporation, but if he was adjudged liable, his indemnification shall be limited to reasonable expenses incurred.

         The Act provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Additionally, the Act provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation against liability asserted against or incurred by such parties in their respective capacity with the corporation.

         Article X of the Registrant's Amended and Restated Articles of Incorporation, as amended, and Article X of the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

EXHIBIT
NUMBER                      DESCRIPTION

4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
               1998)

4.2            Bylaws of the Registrant  (incorporated by reference from Exhibit
               3.2 of the Registrant's Registration Statement on Form S-1 (No. 33-48749))

4.3 Agreement and Plan of Merger, dated April 2, 1999, by and among Res-Care, Inc., Res-Care Sub, Inc. and PeopleServe, Inc. (incorporated by reference from Appendix A of Registrant's Proxy Statement/Prospectus on Form S-4, as amended (No. 333-75875))

4.4            VOCA Holdings, Inc. 1996 Stock Option Plan

5.0            Opinion of Reed Weitkamp Schell & Vice PLLC

23.1           Consent of Counsel (included in Exhibit 5.0)

23.2           Consent of Independent Auditors

24.0           Power of Attorney (included in Signature Page)

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To  include  any  prospectus  required  by
                  Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on the 24th day of June, 1999.

                              RES-CARE, INC.



                              By: /s/ Ronald G. Geary
                                 --------------------------------------
                                 Ronald G. Geary
                                 Chairman, President and Chief Executive Officer


                               POWERS OF ATTORNEY

         ATTORNEY Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and Ralph G. Gronefeld, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


Signature                                                    Title                                       Date

/s/ Ronald G. Geary                     Chairman of the Board of Directors, President,               June 24, 1999
---------------------------            Chief Executive Officer and Director (Principal
Ronald G. Geary                                       Executive Officer)


/s/ E. Halsey Sanford                            Senior Executive and Director                       June 24, 1999
---------------------------
E. Halsey Sandford


/s/ Ralph G. Gronefeld, Jr.                  Executive Vice President, Finance and                   June 24, 1999
---------------------------                 Administration, Chief Financial Officer
Ralph G. Gronefeld, Jr.                           (Principal Financial Officer)


/s/ James R. Fornear                                       Director                                  June 24, 1999
---------------------------
James R. Fornear


/s/ Seymour L. Bryson                                      Director                                  June 24, 1999
---------------------------
Seymour L. Bryson


/s/ W. Bruce Lunsford                                      Director                                  June 24, 1999
---------------------------
W. Bruce Lunsford


/s/ Spioro B. Mitsos                                       Director                                  June 24, 1999
---------------------------
Spiro B. Mitsos


/s/ Olivia F. Kirtley                                      Director                                  June 24, 1999
---------------------------
Olivia F. Kirtley

                                  EXHIBIT INDEX
EXHIBIT
NUMBER                      DESCRIPTION

4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
               1998)

4.2            Bylaws of the Registrant  (incorporated by reference from Exhibit
               3.2 of the Registrant's Registration Statement on Form S-1 (No. 33-48749))

4.3 Agreement and Plan of Merger, dated April 2, 1999, by and among Res-Care, Inc., Res-Care Sub, Inc. and PeopleServe, Inc. (incorporated by reference from Appendix A of Registrant's Proxy Statement/Prospectus on Form S-4, as amended (No. 333-75875))

4.4            VOCA Holdings, Inc. 1996 Stock Option Plan

5.0            Opinion of Reed Weitkamp Schell & Vice PLLC

23.1           Consent of Counsel (included in Exhibit 5.0)

23.2           Consent of Independent Auditors

24.0           Power of Attorney (included in Signature Page)